UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2019

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

999 18th Street, Suite 1350S
Denver, Colorado 80202
(Address of principal executive offices, zip code)

(303) 640-3838
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GLOW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On September 12, 2019, Glowpoint, Inc., a Delaware corporation (“Glowpoint”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glowpoint Merger Sub II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Glowpoint (the “Merger Sub”), and Oblong Industries, Inc., a Delaware corporation (“Oblong”). The Merger Agreement provides that, among other things and subject to the terms and conditions set forth in the Merger Agreement, at the closing of the Merger (i) the Merger Sub will merge with and into Oblong (the “Merger”), with Oblong surviving as a wholly-owned subsidiary of Glowpoint; and (ii) in connection with the Merger, each share of capital stock of Oblong issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive shares of Glowpoint’s newly created Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock” and, the shares of Preferred Stock to be issued pursuant to the Merger Agreement, the “Merger Consideration”). The parties expect that the Preferred Stock will automatically convert into shares of Glowpoint’s common stock, par value $0.0001 per share (“Common Stock”), upon approval of Glowpoint’s stockholders (the “Series D Preferred Stock Conversion”). Warrants to purchase shares of Oblong common stock that remain outstanding as of the Effective Time will be cancelled, terminated and extinguished as of the Effective Time without the payment of any consideration to the holders of such warrants. At the Effective Time, Glowpoint will assume all then-outstanding options to purchase shares of Oblong’s common stock (“Oblong Options”), and such options will be deemed, following the Effective Time, to constitute options to acquire shares of Glowpoint’s Common Stock on the same terms and conditions as were applicable under such Oblong Option at the Effective Time. Under the terms of the Merger Agreement, Glowpoint will issue and reserve for future issuance upon the exercise of the Oblong Options, an aggregate of approximately 17.4 million shares of Preferred Stock. Upon consummation of the proposed Merger, it is expected that the stockholders and equity incentive award holders of Glowpoint existing prior to the transaction will collectively own an approximately 25% interest in the combined company and the stockholders and Oblong Option holders of Oblong existing prior to the transaction will collectively own an approximately 75% interest in the combined company, in each case excluding any shares (i) issued pursuant to the Proposed Financing (as defined below) or (ii) reserved for future issuance under the new equity incentive plan of the combined company contemplated by the Merger Agreement (the “New Incentive Plan”), under which Glowpoint will reserve additional shares of its Common Stock for future issuance. In addition, the parties expect that, at the closing of the Merger, Glowpoint will assume certain obligations of Oblong outstanding under its Amended and Restated Loan and Security Agreement with Silicon Valley Bank.
The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including (i) the receipt of all required approvals of the stockholders of Oblong and any required third-party consents and regulatory clearances; (ii) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited; (iii) execution of the Support Agreements (as defined below); (iv) no more than five percent (5.0%) of the issued and outstanding shares of Oblong’s capital stock dissenting to the Merger; (v) the purchase by Foundry Group Select Fund, L.P. of at least $2.5 million of Glowpoint’s newly-created Series E Convertible Preferred Stock, par value $0.0001 per share (the “Foundry Shares”), in a private placement intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to be closed substantially concurrently with the Merger (the “Proposed Financing”); (vi) Glowpoint raising at least $2.5 million, inclusive of the Foundry Shares, in the Proposed Financing; and (vii) execution by Glowpoint of a registration rights agreement providing for the filing by Glowpoint of a Registration Statement on Form S-3 or other appropriate form under the Securities Act to permit registration of the sale of shares of Glowpoint Common Stock to be issued to Foundry Group Select Fund, L.P. following the Series D Preferred Stock Conversion. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the absence of any material adverse effect and the other party having performed in all material respects its obligations under the Merger Agreement.
The Merger Agreement contains customary representations and warranties of Glowpoint and Oblong relating to their respective businesses and financial statements and, in the case of Glowpoint, its public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-

closing covenants of Glowpoint and Oblong, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the other party’s consent. The Merger Agreement also contains termination rights for each of Glowpoint and Oblong, including, among other customary termination provisions, (i) if the consummation of the Merger does not occur on or before November 30, 2019, subject to extensions to not later than September 12, 2020 for the sole purpose of obtaining regulatory clearances; (ii) subject to certain conditions, if Glowpoint’s board of directors changes its recommendation in favor of the Series D Preferred Stock Conversion; and (iii) breach or failure to perform under a representation, warranty, covenant or agreement by a party such that the conditions to the closing of the Merger would not be satisfied, subject to a 30-day cure period for any such breaches that are capable of being cured. Upon (a) termination of the Merger Agreement by Oblong pursuant to clause (ii) of the foregoing sentence, Glowpoint would be required to pay to Oblong an amount equal to $1,000,000; or (b) termination of the Merger Agreement pursuant to clause (iii) of the foregoing sentence, the breaching party would be required to pay to the terminating party an amount equal to $1,000,000.
Pursuant to the Merger Agreement, Glowpoint’s board of directors will consist of five members after the completion of the Merger, of which three members will be appointed by the members of Glowpoint’s board existing prior to closing, with the remaining members being appointed by the members of Oblong’ board existing prior to closing.
The Merger Agreement provides that each of Glowpoint and Oblong, during the period from the date of the Merger Agreement until the Effective Time, will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Glowpoint is required to call a meeting of its stockholders to approve (i) the Series D Preferred Stock Conversion and (ii) the New Incentive Plan, and has agreed to recommend that its stockholders approve such items. Oblong is required to obtain the written consent of its stockholders to approve the Merger Agreement, and has agreed to recommend that its stockholders approve the Merger Agreement.
The board of directors of Glowpoint has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Glowpoint and its stockholders; (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby; (iii) directed that the (A) Series D Preferred Stock Conversion and (B) New Incentive Plan be submitted to Glowpoint’s stockholders for approval; and (iv) resolved to recommend the approval of such items by its stockholders, who will be asked to vote on such approval at a special meeting of the Glowpoint stockholders.
The Merger Agreement has been included as Exhibit 2.1 to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Glowpoint or Oblong. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement.
The above description of the Merger Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Support Agreements
On September 12, 2019, in connection with the execution of the Merger Agreement, Glowpoint entered into a Voting and Support Agreement with each of John Underkoffler and Brad Feld, each of which is an officer and/or director of Oblong, and Oblong entered into a Voting and Support Agreement with each of Peter Holst, Jason Adelman, David Giangano, James Lusk, Richard Ramlall and David Clark, each of which is an officer and/or director of Glowpoint (collectively, the “Support Agreements”). Each Support Agreement requires, subject to the terms and conditions thereof, that the stockholder subject thereto vote or cause to be voted all Glowpoint or Oblong, as applicable, voting capital stock owned by such stockholder in favor of the transactions contemplated by the Merger Agreement; provided, however, that the Support Agreements do not limit or restrict any stockholder party thereto from (i) taking actions (or failing to take actions) in his or her capacity as a director or officer, or (ii) exercising his or her fiduciary duties as a director or officer, in each case of Glowpoint or Oblong, as applicable.
The Support Agreements will terminate upon the earliest to occur of (i) the Effective Time (in the case of Oblong) or receipt of the Parent Required Vote (as defined in the Merger Agreement) (in the case of Glowpoint); (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article IX thereof or (iii) the termination of the Support Agreement by mutual written consent of the parties thereto.
The forms of the Support Agreements executed by the Glowpoint and Oblong stockholders listed above are included as Exhibits B and C, respectively, to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On September 16, 2019, Glowpoint issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 12, 2019, by and among Glowpoint, Inc., Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc.†
99.1	Press release of Glowpoint, Inc. dated September 16, 2019.

__________________
† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date:	September 16, 2019	By:	/s/ Peter Holst
Name: Peter Holst
Title: President & CEO